Exhibit 23.1
[UHY LLP Letterhead]

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CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Allis-Chalmers Energy Inc. of our report dated March 21, 2006, with respect to the consolidated financial statements of Allis-Chalmers Energy Inc. as of December 31, 2005 and 2004 and for the years then ended.

/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
January 12, 2007

An Independent Member of Urbach Hacker Young International Limited